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                                                                   EXHIBIT 10.12

                   INCENTIVE COMPENSATION PLAN FOR EMPLOYEES

                                      OF

                     JOHN HANCOCK FINANCIAL SERVICES, INC.


Section 1.  Appropriation
            -------------

At a December meeting of the Policy Committee in each year, the Policy Committee may, for purposes of this Plan, appropriate a sum of money, not in excess of an amount reflecting the extent to which the goals previously determined by the Directors' Compensation Committee shall have been attained for such year, as an amount to be allocated as hereinafter provided among Eligible Employees as compensation in addition to their salaries for services rendered by them during such year.

Section 2.  Goals
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The Directors' Compensation Committee, in consultation with the Chairman of the
Board and the President, shall establish goals for each year as early as is practicable therein. Immediately following the end of each year, the Chairman and the President will report to the Committee on the Company's performance during such year and the extent to which goals have been attained, and, on the basis of its findings in such respect, the Committee shall finalize the appropriation described in Section 1. In establishing goals and finalizing such appropriation, the Committee shall adopt such methods and apply such standards as it shall deem relevant and suitable, taking into consideration both the internal needs of the Company and the effect upon it of anticipated external developments including the growth rates of its competitors.

Section 3.  Eligibility and Classes
            -----------------------

            a. As used in this Plan, the term "Eligible Employee" for any year shall mean any person who (i) on the last day of the final pay cycle of the calendar year or (ii) on the last day of the calendar month preceding the date within such year of such person's death or retirement was a salaried employee of the Company or John Hancock Life Insurance Company in one of the classes described in paragraph c. of this Section, and who, on whichever of such dates was applicable, was not an eligible participant in another incentive compensation plan or arrangement approved by either the Directors' Compensation Committee or the Senior Committee (other than the Long-Term Incentive Compensation Plan for Senior Executives or the John Hancock Financial Services, Inc. 1999 Long-Term Stock Incentive Plan), or an individual compensation arrangement for employees primarily in sales roles, approved by Sector Heads.
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            b. The Directors' Compensation Committee may in its discretion exclude any otherwise Eligible Employee from receiving an allocation under this Plan for any year if, not later than the date on which allocations for such year are finally approved, the Committee has recommended or approved supplemental compensation in lieu thereof for such individual for the year of exclusion.

            c. For the purposes of the allocations to be made pursuant to
Section 5, every Eligible Employee shall in each year be a member of whichever of the following classes describes his or her status on the date in such year applicable for determining his or her eligibility:

               Class 1.  Chairman of the Board

               Class 2.  President

               Class 3.  Vice Chairman and Chief Investment Officer

               Class 4.  Chief Financial Officer

               Class 5.  Policy Committee Members not in Classes 1, 2, 3 or 4

               Class 6.  All Senior Vice Presidents

               Class 7.  All Vice Presidents

               Class 8.  All Second Vice Presidents

               Class 9.  Employees in Grades E2 - E4 not in Class 14

               Class 10. Employees in Grade E not in Class 14

               Class 11. Employees in Grade D not in Class 15

               Class 12. Employees in Grades A - C not in Class 16

               Class 13. All other employees except those who are: (a) part time or temporary, (b) Marketing Representatives, (c) Agency or Sales Managers, (d) in the General Agency System, or
                         (e) in Class 17.
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Individuals who are either in Information Technology Services ("ITS") or assigned to Investors Partner Life Insurance Company ("IPL") and who are also on the Programming/Systems Salary Ranges ("P/S Salary Ranges") shall be members of whichever of the following classes describes his or her status on the date in such year applicable for determining his or her eligibility:

               Class 14. Employees in Grade E who are in ITS or IPL and on P/S
                         Salary Ranges.

               Class 15. Employees in Grade D who are in ITS or IPL and on P/S
                         Salary Ranges.

               Class 16. Employees in Grade A - C who are in ITS or IPL and on
                         P/S Salary Ranges.

               Class 17. Employees in grade 13-16 who are in ITS or IPL and on
                         P/S Salary Ranges.

Section 4.     Target Awards
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In a year in which goals are precisely met, the average or target award for each class shall be as follows:

               Class 1.    Chairman of the Board               100% of Salary

               Class 2.    President                           85% of Salary

               Class 3.    Vice Chairman and Chief             70% of Salary
                           Investment Officer

               Class 4.    Chief Financial Officer             60% of Salary

               Class 5.    Policy Committee Members            55% of Salary
                           not in Classes 1, 2, 3 or 4

               Class 6.    All Senior Vice Presidents          50% of Salary

               Class 7.    All Vice Presidents                 40% of Salary

               Class 8.    All Second Vice Presidents          35% of Salary

               Class 9.    Employees in Grades E2 - E4         25% of Salary
                           not in Class 14

               Class 10.   Employee in Grade E not in          20% of Salary
                           Class 14
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               Class 11.   Employees in Grade D not in         15% of Salary
                           Class 15

               Class 12.   Employees in Grades A - C           10% of Salary
                           not in Class 16

               Class 13.   All other employees except          5% of Salary
                           those who are: (a) part time or
                           temporary, (b) Marketing
                           Representatives, (c) Agency or
                           Sales Managers, (d) in the
                           General Agency System, or (e)
                           in Class 17

               Class 14.   Employees in Grade E who are        25% of Salary
                           in ITS or IPL and on P/S Salary
                           Ranges

               Class 15.   Employees in Grade D who are        20% of Salary
                           in ITS or IPL and on P/S Salary
                           Ranges

               Class 16.   Employees in Grades A - C who       15% of Salary
                           are in ITS or IPL and on P/S
                           Salary Ranges

               Class 17.   Employees in Grades 13 - 16         10% of Salary
                           who are in ITS or IPL and on P/S
                           Salary Ranges

Section 5.  Allocation
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Any amount appropriated pursuant to Section 1 shall, as soon as is practicable after the end of the year, be allocated among such Eligible Employees and in such amounts as shall have been determined:

        a. in the case of members of Classes 1 through 5 by the Board of Directors;

        b.  in the case of Class 6 by the Directors' Compensation Committee;

        c. in the case of members of Classes 7 and 8 by the Senior Committee, and

        d. in the case of members of all other Classes, by the officers having personnel authority over such employees.

acting in each case in accordance with the principles of the Plan as approved by the Directors' Compensation Committee, and in consultation with the Chairman of the Board and the President. Subject to the provisions of Section 6, each amount so allocated shall be paid to the
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employee in cash no later than March 15, or the next business day if March 15 falls on a Saturday, Sunday or holiday.

Awards may be given to all Eligible Employees. Awards allocated to individual employees may vary from the target award, and any employee may be denied an award for poor performance or other reasons.

Section 6.  Election to Receive Stock of JHFS
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            a.  Effective as of January 1, 2000, or January 1, 2001, Eligible
Employees in Classes 6 through 8, or in Classes 1 through 5, respectively, may elect to receive up to 50% (in increments of 25% or 50%) of any Award under this Plan in the form of shares of the common stock of the Company ("JHFS Stock"). If this election is made, the Company will purchase JHFS on behalf of the electing Participant and the purchase of JHFS Stock pursuant to this election will be in lieu of 25% or 50%, as applicable, of the cash Award for an Eligible Employee under the Plan. The JHFS Stock purchased under this section may be subject to such restrictions as determined by the Compensation Committee, in its discretion.

            b. In order to induce the Eligible Employees in Classes 1 through 8 to elect to receive JHFS Stock under paragraph a of this section, an Eligible Employee in these Classes who elects to receive JHFS Stock pursuant to paragraph a of this section shall be provided with matching amount of JHFS Stock equal to 25% (50% in the years 2000 and 2001 for Eligible Employees in Classes 6 through 8, and 50% of the years 2001 and 2002 for Eligible Employees in Classes 1 through 5) of the amount of JHFS Stock elected under paragraph a. The additional JHFS Stock provided under this paragraph ("Restricted JHFS Stock") shall be provided under the terms of the John Hancock Financial Services, Inc. 1999 Long-Term Stock Incentive Plan and shall be subject to forfeiture by the Eligible Employee if his employment with the Company or an affiliate terminates within three years of the Award, except if such termination results from retirement with the Company's consent, death or disability. This restriction will cease to apply and any Restricted JHFS Stock subject to such restriction will become nonforfeitable if there is a Change in Control of the Company, as defined in the John Hancock Financial Services, Inc. Pension Plan.

Section 7.  Benefits
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            a.  The amounts paid under this Plan shall be excluded from the base for computing benefits under, or contributions to, benefit plans maintained by the Company for its employees, with the exception of the following: John Hancock Financial Services, Inc. Employee Welfare Plan (only Group Life Insurance,
Group Accidental Death and Dismemberment Insurance and Group Survivor Income Insurance), the John Hancock Financial Services, Inc. Pension Plan, and any Company non-qualified pension plan covering Eligible Employees.

            b. Benefits attributable to amounts paid under this Plan shall be as described in each of the plans providing for such benefits as they may be determined from time to time.

Section 8.  Operation, Amendment, Termination
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            a.  The Chairman of the Board and the President acting in concert shall carry out the provisions of this Plan, and are authorized to designate appropriate officers of the Company to act in its behalf for all purposes hereof.

            b. The Board of Directors or the Directors' Compensation Committee may at any time terminate this Plan and from time to time amend it, or, for any year prior to the appropriation being voted pursuant to Section 1, vary its provisions as they apply to any Class; provided that the establishment, determination or variation of annual goals in accordance with Section 2 or the principles referred to in Section 5 shall not be considered an amendment or variation of the Plan. Notwithstanding the foregoing, the termination of the Plan, any amendments thereto, or any variance in its provisions, goals or principles shall in no way change the amount of the allocation to any Eligible Employee approved prior to the date of such termination, amendment or variance.

            c. The Senior Committee may amend the Plan as to matters which are not reserved to the Board or the Directors' Compensation Committee and which do not affect the target awards or compensation for Classes 1 through 8, inclusive.